Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-196252, 333-181585, 333-162888, 333-137273, 333-116528, 333-55838 and 333-35245) and the registration statement on Form S-3ASR (Registration No. 333-198459) of Carrizo Oil & Gas, Inc. of our letters dated November 21, 2014, relating to estimates of proved reserves attributable to certain interests of Eagle Ford Minerals, LLC as of December 31, 2013, December 31, 2012 and September 30, 2014.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
December 15, 2014